Exhibit 10.01

                  EXTENSION OF RESTRICTED STOCK PLAN
                      FOR NON-EMPLOYEE DIRECTORS


     WHEREAS, this Corporation has previously adopted the Laclede Gas Company Restricted Stock Plan for Non-Employee Directors, which became effective January 25, 1990 and was extended through January 26, 2000; and

     WHEREAS, this Corporation desires to extend the term of the Plan through the period ending January 31, 2005, subject to further extension of the Corporation's Board of Directors;

     NOW, THEREFORE, BE IT RESOLVED, that Section 3 of Article V of the Plan is hereby amended, effective on December 16, 1999 by deleting the date "January 26, 2000" in such section and substituting, in lieu of such deleted date, the date "January 31, 2005," and

     FURTHER RESOLVED, that except as expressly amended and extended above, the Plan is hereby ratified, confirmed and approved under the same terms and conditions as existed immediately prior to the above amendments; and

     FURTHER RESOLVED, that the officers of the Corporation are hereby authorized and directed, jointly and severally, for and in the name and on behalf of the Corporation and without the need for any countersignatures, unless otherwise required by applicable law, to execute and deliver any and all certificates, agreements and other documents; take any and all steps and do any and all things which they may deem necessary or appropriate to effectuate the purposes of the foregoing resolutions and the extension and amendment to the Plan set forth above.


























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